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                                  POWER OF ATTORNEY


    I, the undersigned Director of Damark International, Inc. (the "Company") do hereby name, constitute and appoint Mark A. Cohn and Arlyn J. Lomen, and each of them, my agent and attorney-in-fact, for me and in my behalf as a Director of Damark International, Inc. to sign and execute on my behalf and in such capacity the Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996 and any amendments thereto.

    Executed this 18th day of December, 1996.



    /s/ Mark A. Cohn                        /s/ Harold Roitenberg
    ------------------------------          ------------------------------
    Mark A. Cohn                            Harold Roitenberg


    /s/ Thomas A. Cusick                    /s/ Ralph Strangis
    ------------------------------          ------------------------------
    Thomas A. Cusick                        Ralph Strangis


    /s/ Jack W. Eugster                     /s/ Joel N. Waller
    ------------------------------          ------------------------------
    Jack W. Eugster                         Joel N. Waller